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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Kansas City Southern of our report dated March 26, 2002, relating to the consolidated financial statements of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers, S.C.

Mexico City
July 12, 2002